UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 25, 2021, Ammo, Inc., (the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Only stockholders of record as of the close of business on September 3, 2021 (“Record Date”), were entitled to vote at the 2021 Annual Meeting.

As of the Record Date, 113,245,929 shares of common stock (“Common Stock”) were outstanding and entitled to vote and represented one vote that could be voted on each matter that came before the 2021 Annual Meeting.

At the 2021 Annual Meeting, 53,473,116 shares of Common Stock were represented and voted, in person or by proxy, or 47.21% of the outstanding stock, constituting the presence in person or by proxy of the holders of more than one-third (33.33%) of the outstanding stock needed for a quorum at the 2021 Annual Meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2021, were before the 2021 Annual Meeting, and they received the votes listed below. Proposals 1, 2, and 4 were approved and Proposal 3 was not approved.

Proposal 1: Election of Seven Directors to Serve until the 2022 Annual Meeting. Each nominee was elected by the Company’s stockholders, as recommended by the Company’s board of directors:

Nominee	For	Withheld
Harry S. Markley	45,160,163	8,312,952
Richard R. Childress	53,144,384	328,730
Steven F. Urvan	48,573,019	4,900,096
Robert J. Goodmanson	51,918,118	1,554,997
Fred W. Wagenhals	53,005,300	467,815
Russell William Wallace, Jr.	49,141,984	4,331,131
Jessica M. Lockett	53,156,305	316,809

Proposal 2: Ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm, as recommended by the Company’s board of directors.

For	Against	Abstentions
53,274,286	99,243	99,586

Proposal 3: Approval of amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our board into three classes with staggered three-year terms. The stockholders did not approve an amendment to our Charter to classify our board into three classes with staggered three-year terms, despite the recommendation of the Company’s board of directors. Although over 70% of those who voted at the 2021 Annual Meeting voted in favor of amending the Charter, holders of less than a majority of the outstanding shares entitled to vote (the vote required to approve this proposal) were present in person or represented by proxy at the 2021 Annual Meeting.

For	Against	Abstentions
38,737,530	14,651,835	83,750

Proposal 4: Approval of the issuance of an additional 1,500,000 shares of our common stock pursuant to the terms and provisions of that certain Agreement and Plan of Merger by and among Ammo, Speedlight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan, dated as of April 30, 2021 (the “Merger Agreement”). The stockholders approved the issuance of 1,500,000 shares to Steven F. Urvan pursuant to the Merger Agreement. Mr. Urvan, a director and employee of the Company, had a substantial interest in the outcome of this proposal and abstained from voting on this proposal.

For	Against	Abstentions
33,715,734	1,036,983	18,720,397

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: October 29, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer